UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2021

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2021, Quantum Corporation (“Quantum”), entered into an Asset Purchase Agreement dated as of July 18, 2021 (the “Purchase Agreement”) with PV3 (an ABC) LLC, a Delaware limited liability company as assignee for the benefit of Pivot3, Inc., a Delaware corporation (“Seller”), pursuant to which the parties agreed to consummate a sale (the “Transaction”) of specified assets related to Seller’s video surveillance business (collectively, the “Purchased Assets”). Under the terms of the Purchase Agreement, Quantum agreed to pay $5.0 million in cash and 459,720 shares of Quantum Common Stock for the Purchased Assets and to assume certain liabilities related to video surveillance business. The Buyer has also agreed to license to Quantum certain intellectual property rights related to the business. In connection with the Transaction, Quantum hired certain employees of Seller’s video surveillance business. The parties consummated the Transaction on July 20, 2021.

The Company’s issuance of the Common Stock under the terms of the Purchase Agreement was made in a private placement effected in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder. The Company has agreed that it will file a Registration Statement on Form S-3 (or such other form as the Company is then eligible to use) to register the shares of Common Stock to be issued pursuant to the Purchase Agreement within 30 days of the Closing.

The Purchase Agreement also contained customary representations, warranties and covenants of the parties to the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

On July 19, 2021, the Company issued a press release announcing the Transaction. A copy of the release is filed herewith as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement dated July 18, 2021 by and between PV3 (an ABC) LLC, a Delaware limited liability company as assignee for the benefit of Pivot3, Inc., a Delaware corporation, and Quantum Corporation.*

99.1	Press Release issued by Quantum Corporation, dated July 19, 2021.

* Schedules and attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

July 21, 2021	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Chief Legal & Compliance Officer
Secretary